INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into as of                 , 20    , by and between Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), and                  (the “Indemnitee”).

WHEREAS, the Indemnitee is a director or officer of the Company and in such capacity is performing valuable services for the Company;

WHEREAS, the Bylaws (the “Bylaws”) of the Company and Section 2-418 of the Maryland General Corporation Law (the “MGCL”) provide for indemnification by the Company of its directors and officers as provided therein;

WHEREAS, to provide the Indemnitee with additional contractual assurance of protection against personal liability in connection with certain proceedings described below, the Company desires to enter into this Agreement;

WHEREAS, Section 2-418(g) of the MGCL expressly provides that the indemnification provisions of Section 2-418 of the MGCL are not exclusive of any other indemnification rights under the charter or bylaws of a corporation, a resolution of stockholders or directors, an agreement or otherwise, and this Agreement is being entered into as permitted by the MGCL and the Bylaws and as authorized by the Board of Directors of the Company (the “Board of Directors”);

WHEREAS, to induce the Indemnitee to continue to provide services to the Company as a director or officer, and to provide the Indemnitee with specific contractual assurance that indemnification will be available to the Indemnitee regardless of, among other things, any amendment to the Bylaws or any acquisition transaction relating to the Company, the Company desires to provide the Indemnitee with protection against personal liability; and

WHEREAS, the Company intends for the provisions of this Agreement to be effective retroactively to the date on which the Indemnitee was elected a director or officer of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a)    “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest, provided, further, however, that for purposes of this clause (i), the following acquisitions of securities of the Company shall not constitute a Change in Control: any acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (B) any subsidiary of the Company, or (C) any person directly from the Company; (ii) the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) at any time, a majority of the members of the Board of Directors are not individuals (A) who were directors as of the Effective Date or (B) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended (1) by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or (2) by a committee of the Board of Directors consisting of at least two-thirds of the directors then in office who were directors as of the Effective Date or, in the case of clause (1) or (2), whose election or nomination for election was previously so approved or recommended.

(b)    “Company Status” means the status of a person who is or was director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether conducted for profit or not for profit. As a clarification and without limiting the circumstances in which the Indemnitee may be serving at the request of the Company, service by the Indemnitee shall be deemed to be at the request of the Company: (i) if the Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise (A) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Company or (B) the management of which is controlled directly or indirectly by the Company and (ii) if, as a result of the Indemnitee’s service to the Company or any of its affiliated entities, the Indemnitee is subject to duties to, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof.

(c)     “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding (as hereinafter defined) in respect of which indemnification and/or advance of expenses is sought by the Indemnitee.

(d)     “Effective Date” means the date on which the Indemnitee was elected a director or officer of the Company.

(e)     “Expenses” means any and all reasonable and out-of-pocket fees, retainers and disbursements of counsel, court costs, arbitrator costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(f)     “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(g)     “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, claim, demand or discovery request or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except (i) one initiated by the Indemnitee pursuant to Section 9 of this Agreement to enforce the Indemnitee’s rights under this Agreement or, (ii) unless otherwise specifically agreed in writing by the Company and the Indemnitee, one pending or completed on or before the Effective Date. If the Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

Section 2. Indemnification. The Company shall indemnify, and advance Expenses to, the Indemnitee (a) as provided in this Agreement and (b) otherwise to the maximum extent permitted by Maryland law and/or any other applicable law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the Effective Date. Without limiting the effect of the preceding sentence, the Indemnitee shall be indemnified and advanced Expenses as provided in this Agreement and under applicable law, the charter of the Company (the “Charter”), the Bylaws, any agreement, a vote of the stockholders or resolution of the Board of Directors or otherwise if, by reason of the Indemnitee’s Company Status, the Indemnitee is made a party to or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed Proceeding, including a Proceeding by or in the right of the Company, whether the basis of such Proceeding is an alleged action or omission in an official capacity or in any other capacity by reason of the Indemnitee’s Company Status. Subject to Section 13, the Indemnitee shall be indemnified against Expenses, liabilities, losses, judgments, penalties, fines, amounts paid in settlement, and ERISA excise taxes and penalties, in each case actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding or any claim, issue or matter therein. The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the MGCL.

Section 3. Expenses of a Successful Party. Without limiting the effect of Section 2, Section 4, Section 5 or any other provision of this Agreement, to the extent that the Indemnitee is by reason of the Indemnitee’s Company Status a party to and is successful on the merits or otherwise in any Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, without limitation of the Indemnitee’s right to indemnification with respect to claims, issues or matters as to which the Indemnitee is not wholly successful, indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Agreement and without limitation of the foregoing, the term “successful on the merits or otherwise” shall include, but not be limited to, (a) any termination, withdrawal or dismissal (with or without prejudice) of any Proceeding against the Indemnitee without a conviction or an express finding of liability against the Indemnitee, (b) the expiration of 180 days after the making of any claim or threat of a Proceeding without in each case the institution of the same and without any promise of payment or payment made to induce a settlement or (c) the settlement of any actual or threatened Proceeding pursuant to which the Indemnitee pays less than $25,000.

Section 4. Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee’s Company Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other person, and to which the Indemnitee is not a party, the Indemnitee shall be advanced and indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith within ten (10) days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee. In connection with any such advance of Expenses, the Company may require the Indemnitee to provide an affirmation and undertaking substantially in the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of execution thereof.

Section 5. Advances. If, by reason of service in the Indemnitee’s Company Status, the Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding. The Company shall make such advance or advances of incurred Expenses within ten (10) days after the receipt by the Company of a statement from the Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding, which advance may be in the form of, in the reasonable discretion of the Indemnitee (but without duplication), (a) payment of such Expenses directly to third parties on behalf of the Indemnitee, (b) advance of funds to the Indemnitee in an amount sufficient to pay such Expenses or (c) reimbursement to the Indemnitee for the Indemnitee’s payment of such Expenses. Such statement shall reasonably evidence the Expenses incurred by or on behalf of the Indemnitee and shall be accompanied or preceded by a written affirmation by the Indemnitee and a written undertaking by or on behalf of the Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof. To the extent that Expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The Indemnitee shall use its good faith efforts to notify the Company of Expenses incurred by or on behalf of the Indemnitee by not later than six months after the incurrence of such Expenses. The advancement of Expenses pursuant to this Section 5 shall not be construed as a loan to the Indemnitee, and the Indemnitee shall not be obligated to repay any Expenses advanced, until such time as it shall have ultimately been determined pursuant to Section 7 that the Indemnitee is not entitled to be indemnified against such Expenses.

Section 6. Defense of the Underlying Proceeding.

(a)    The Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)    The Company will be entitled to participate in any Proceeding at its own expense.

(c)    Subject to the provisions of the last sentence of this Section 6(c) and of Section 6(d) below, the Company shall have the right to defend the Indemnitee in any Proceeding that may give rise to indemnification hereunder; provided, however, that the

Company shall notify Indemnitee of any such decision to defend within fifteen (15) days following receipt of notice of any such Proceeding under Section 6(a) above. The Company shall not, without the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise with respect to the Indemnitee that (i) includes an admission of fault of the Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee. This Section 6(c) shall not apply to a Proceeding brought by the Indemnitee under Section 9 of this Agreement.

(d)    Notwithstanding the provisions of Section 6(c) above, if in a Proceeding to which the Indemnitee is a party by reason of service in the Indemnitee’s Company Status, (i) the employment of counsel by the Indemnitee has been previously authorized in writing by the Company, (ii) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that the Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (iii) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between the Indemnitee and the Company, or (D) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding within a reasonable time frame, then the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company (subject to Section 9(d) of this Agreement), to represent the Indemnitee in connection with any such matter.

Section 7. Determination of Entitlement to Indemnification.

(a)     To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and as may be reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Indemnitee may submit one or more such requests from time to time and at such time(s) as the Indemnitee deems appropriate in the Indemnitee’s sole discretion. The officer of the Company receiving any such request from the Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(b)     Upon written request by the Indemnitee for indemnification pursuant to Section 7(a) above, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control has occurred, by Independent Counsel, in a written opinion to the Board of Directors, which Independent Counsel shall be selected by the Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control has not occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of the Disinterested Directors or by a majority vote of a committee of the Board of Directors consisting of one or more Disinterested Directors designated to act in the matter by a majority vote of the Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel, in a written opinion to the Board of Directors, or (C) if so directed by the Board of Directors, by the stockholders of the Company, other than directors or officers who are parties to the Proceeding. The Company shall promptly deliver to the Indemnitee a copy of any written legal opinion delivered by Independent Counsel in relation to clause (i) or (ii)(B) above. The Company shall pay the reasonable fees and expenses of any Independent Counsel. In addition to the advancement of Expenses pursuant to Section 5 (which shall be made in the manner set forth in Section 5), other indemnification payments shall be made to the Indemnitee within ten (10) days after the determination of the Indemnitee’s right to indemnification.

(c)     The Indemnitee shall cooperate with the person or entity making the determination of the Indemnitee’s entitlement to indemnification and shall provide upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary or appropriate to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of Section 7(b) above. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and hold harmless the Indemnitee with respect to such costs or expenses.

Section 8. Presumptions.

(a)    In making a determination with respect to the Indemnitee’s entitlement to indemnification hereunder, the person or entity (including any court having jurisdiction over the matter) making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome such presumption in connection with the making of any determination contrary to that presumption.

(b)    If the person or entity making the determination whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, in the absence of (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under Maryland law. The sixty (60)-day period may be extended for a reasonable time, not to exceed thirty (30) days, if the person or entity making said determination in good faith requires additional time for obtaining or evaluating relevant documentation and information. The foregoing provisions of this Section 8(b) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders and if within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors resolves to submit such determination to the stockholders for consideration at an annual or special meeting thereof to be held within seventy-five (75) days after the date of such receipt and such determination is made at such meeting.

(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, shall not create a presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(d)    The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Company or of any director, officer, partner, manager, managing member, trustee, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which the Indemnitee is serving at the request of the Company, in each case other than the Indemnitee, shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

(e)    For purposes of any determination hereunder, the Indemnitee shall, without limitation, be deemed to have acted in good faith and without deliberate dishonesty and, with respect to any criminal proceeding, to have had no reasonable cause to believe that the act or omission was unlawful, if (i) in performing his or her duties, the Indemnitee relied on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by (A) an officer or employee of the Company whom the Indemnitee reasonably believed to be reliable and competent in the matter presented, (B) a lawyer, public accountant or other person as to a matter which the Indemnitee reasonably believed to be within the person’s professional or expert competence or (C) in the event that the Indemnitee is a director of the Company, a committee of the Board of Directors on which the Indemnitee does not serve, as to a matter within its designated authority, if the Indemnitee reasonably believed the committee to merit confidence and (ii) the Indemnitee did not have any knowledge concerning the matter in question which would cause such reliance to be unwarranted.

(f)    The Company acknowledges that its operations are subject to various state and local rent control laws and other similar regulations (collectively the “Regulatory Laws”), some of which include criminal sanctions for non-compliance. With respect to the Regulatory Laws, the Indemnitee shall not be construed to have reasonable cause to believe that the Indemnitee’s acts or omissions were unlawful, and the Indemnitee shall therefore be presumed to be entitled to indemnification, if the Indemnitee acted in good faith or the act or omission complained of arose out of rent increases or other activities in the ordinary course of the Company’s operations.

Section 9. Remedies.

(a)    In the event that: (i) a determination is made that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses pursuant to Section 5 is not timely made pursuant to this Agreement, (iii) payment of indemnification due the Indemnitee under this Agreement is not made within ten (10) days after the Indemnitee has made a written claim therefor to the Company or (iv) payment of indemnification pursuant to the Charter or the Bylaws is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled, at the election of the Indemnitee, to an arbitration at JAMS or an adjudication in an appropriate court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advancement of Expenses. Any arbitration pursuant to this Section 9 shall be conducted at Chicago, Illinois before a sole arbitrator and shall be administered by JAMS pursuant to its comprehensive rules. The Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by the Indemnitee to enforce the Indemnitee’s rights under Section 3 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. Judgment on the arbitration award may be entered in any court having jurisdiction. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)    Any arbitration or judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of the failure by the Company to make a determination of the Indemnitee’s right to indemnification or a determination that the Indemnitee is not entitled to indemnification. The Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, in any (i) arbitration or judicial proceeding commenced by the Indemnitee pursuant to this Section 9 or (ii) judicial proceeding commenced by the Company for the repayment of Expenses advanced pursuant to Section 5. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 9, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 5 of this Agreement until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)    If a determination shall have been made or deemed to have been made pursuant to this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any arbitration or judicial proceeding commenced pursuant to this Section 9 in the absence of (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statements not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under Maryland law.

(d)    The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any arbitration or judicial proceeding commenced by the Indemnitee pursuant to this Section 9 or judicial proceeding commenced by the Company for the repayment of Expenses advanced pursuant to Section 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)    In the event that the Indemnitee (i) commences an arbitration or judicial proceeding pursuant to this Section 9 with respect to the Indemnitee’s rights under, or to recover damages for breach of, this Agreement or (ii) defends a judicial proceeding commenced by the Company for the repayment of Expenses advanced pursuant to Section 5, and in either case is successful in whole or in part, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by such Indemnitee in connection with such arbitration or judicial proceeding. Notwithstanding anything to the contrary contained in this Agreement, the Indemnitee shall be entitled to the advancement of Expenses with respect to any arbitration or judicial proceeding commenced by the Indemnitee pursuant to this Section 9 or judicial proceeding commenced by the Company for the repayment of Expenses advanced pursuant to Section 5. Such advancement of Expenses pursuant to this Section 9(e) shall be made in accordance with the procedures set forth in Section 5 as if the arbitration or judicial proceeding were a Proceeding thereunder, except that the Indemnitee shall only be required to repay the Expenses to the extent that the final arbitral or judicial determination includes a finding that the material assertions made by the Indemnitee were not made in good faith or were frivolous.

(f)    Interest shall be paid by the Company to the Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth (10th) day after the date on which the Company was requested to advance Expenses in accordance with Section 4 or Section 5 of this Agreement or the sixtieth (60th) day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 7(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to the Indemnitee by the Company.

Section 10. Non-Exclusivity; Insurance; Subrogation.

(a)     The rights provided to the Indemnitee pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of the stockholders, a resolution of the Board of Directors or otherwise. Unless consented to in writing by Indemnitee, no amendment or alteration of the Charter, the Bylaws, this Agreement or any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in the Indemnitee’s Company Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

(b)     The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors, with the advice of counsel, covering the Indemnitee or any claim made against the Indemnitee by reason of service in the Indemnitee’s Company Status and covering the Company for any indemnification or advance of Expenses made by the Company to the Indemnitee for any claims made against the Indemnitee by reason of service in the Indemnitee’s Company Status. In the event of a Change in Control, the Company shall use its reasonable best efforts to arrange for continuation of any such insurance policy and/or to obtain “tail” coverage for the Indemnitee to the maximum extent obtainable at such time.

(c)    Without in any way limiting any other obligation under this Agreement, the Company shall indemnify the Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by the Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 10(b). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which the Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Indemnitee shall cooperate with the Company or any insurance carrier of the Company with respect to any Proceeding.

(c)     In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers and take all actions reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)     The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

Section 11. Continuation of Indemnification.

(a)    All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director or officer of the Company or is serving as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise at the request of the Company and shall continue thereafter so long as the Indemnitee shall be subject to any threatened, pending or completed Proceeding (including any rights of appeal thereto and any Proceeding commenced by the Indemnitee pursuant to Section 9 of this Agreement) by reason of such Indemnitee’s Company Status and during all applicable periods of limitations for any act or omission occurring during the time that the Indemnitee was a director or officer. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against the Indemnitee or the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern; and provided further, however, that except for liabilities based on the Indemnitee’s receipt of an improper personal benefit no legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company following the Indemnitee’s death.

(b)    This Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director or officer of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)    The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, void, illegal or otherwise unenforceable that is not itself invalid, void, illegal or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law, (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, void, illegal or otherwise unenforceable that is not itself invalid, void, illegal or otherwise unenforceable) shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

Section 13. Exceptions to Right of Indemnification. Notwithstanding any other provisions of this Agreement, the Indemnitee shall not be entitled to indemnification (except with respect to Expenses as and to the extent provided in Section 5 and Section 9(e)) under this Agreement: (a) with respect to any Proceeding initiated by such Indemnitee against the Company unless the proceeding was brought by the Indemnitee to enforce or establish its rights under this Agreement (and then only to the extent in accordance with and as authorized by Section 9 of this Agreement), (b) with respect to any Proceeding in which the Indemnitee’s act or omission was material to the cause of action adjudicated and was committed in bad faith or was the result of active and deliberate dishonesty, (c) if the Indemnitee actually received an improper personal benefit in money, property or services and such benefit was material to the Proceeding for which indemnification is being sought, (d) in the case of a criminal Proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful (it being understood that if the Indemnitee is successful on the merits or otherwise in any such Proceeding, the Indemnitee shall be entitled to all rights to indemnification and reimbursement of Expenses contemplated by this Agreement) or (e) with respect to any personal tax liabilities (federal, state, foreign or other) of the Indemnitee resulting from such Indemnitee’s Company Status. In addition, the Indemnitee shall not be entitled to indemnification under this Agreement in respect of (x) any Proceeding by or in the right of the Company in which the Indemnitee shall have been adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable to the Company or (y) any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in the Indemnitee’s Company Status, in which the Indemnitee shall have been adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable on the basis that personal benefit in money, property or services was improperly received. The Company shall not be obligated to indemnify the Indemnitee hereunder for any amounts paid in settlement of a Proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; provided, that the Indemnitee shall not be required to obtain the consent of the Company with respect to the settlement of a Proceeding for less than $25,000.

Section 14.    Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of the Indemnitee and such notice as the court shall require, may order indemnification of the Indemnitee by the Company in the following circumstances: (a) if such court determines that the Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or (b) if such court determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.

Section 15.    Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 13 or due to the other provisions of Section 13, then, with respect to any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless the Indemnitee, shall pay, in the first instance, the entire amount incurred by the Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring the Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against the Indemnitee.

Section 16.    Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, the Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

Section 17.    Services by the Indemnitee.    The Indemnitee serves or will serve as an officer, employee, agent or member of the Board of Directors of the Company. However, this Agreement shall not impose any independent obligation on the Indemnitee or the Company to continue the Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and the Indemnitee.

Section 18. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor, unless otherwise expressly stated, shall such waiver constitute a continuing waiver.

Section 20. Notice by the Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, and such notification shall without limitation represent the Indemnitee’s request for indemnification pursuant to Section 7(a); provided, however, that the failure by the Indemnitee to provide such prompt notification shall not relieve the Company of any of its obligations under this Agreement except to the extent that the Company is actually prejudiced thereby. The Indemnitee shall be relieved of its obligation to provide notice to the Company pursuant to the preceding sentence in the event that the Chief Executive Officer of the Company (where the Indemnitee is not the Chief Executive Officer of the Company) or the General Counsel of the Company (where the Indemnitee is the Chief Executive Officer of the Company) has actual knowledge of the relevant Proceeding. If at the time of the receipt of a notice pursuant to this Section 20 the Company has directors and officers liability insurance in effect, the Company shall give prompt notice with respect to such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

Section 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and received by the party to whom said notice or other communication shall have been directed or (b) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, if so delivered or mailed, as the case may be, to the following addresses:

If to the Indemnitee, to the address set forth on the signature page of this Agreement.

If to the Company, to:

                Equity LifeStyle Properties, Inc.
                Two North Riverside Plaza, Suite 800
                Chicago, Illinois 60606
                Attn: Legal Department

or to such other address as may have been furnished by either party to the other as set forth in this Section 18.

Section 22. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

Section 23. Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may be by facsimile or via e-mail as a portable document format (.pdf) or other electronic format), each of which shall be deemed an original, but all of which together shall constitute one agreement binding on the parties hereto. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 24. Effective Date. The provisions of this Agreement shall be effective retroactively to the date on which the Indemnitee was elected a director or officer of the Company.

Section 25. Prior Agreements. Any prior indemnification agreements entered into by and between the Company and the Indemnitee are hereby terminated upon the execution of this Agreement.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                    EQUITY LIFESTYLE PROPERTIES, INC.

                    By

                    INDEMNITEE

Name:
Address:

EXHIBIT A

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

To: The Board of Directors of Equity LifeStyle Properties, Inc.

Re: Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement, dated the _____ day of _______________, 20___, by and between Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of service in my Company Status. I hereby affirm my good faith belief that at all times, insofar as I was involved as a director or officer of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advance by the Company for Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.
    IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of _______________, 20____.

                            _____________________________
        Name: